UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 10, 2019

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Changes

On January 10, 2019, the Board of Directors (the “Board”) of Jones Energy, Inc., a Delaware corporation (the “Company”), promoted Thomas Hester, 34, an executive officer of the Company and the Company’s principal financial officer and principal accounting officer, to the role of Senior Vice President and Chief Financial Officer. Mr. Hester has served in various finance roles for the Company since April 2010, including most recently as the Vice President of Finance. Prior to his time at the Company, Mr. Hester was an Investment Banking Associate in the Energy Group at Jefferies and was an Investment Banking Analyst in the Natural Resources Group at Bear Stearns & Co. Mr. Hester received his Bachelor of Business Administration in Finance and Accounting from Texas Christian University.

Also on January 10, 2019, Jeff Tanner was transitioned from his role as an Executive Vice President and Chief Operating Officer, to the non-executive role of Executive Vice President of Geosciences, effective immediately.

Following Mr. Tanner’s transition, the Board promoted Kirk Goehring, 34, the Company’s Vice President of Strategy and an executive officer of the Company, to the role of Senior Vice President and Chief Operating Officer, effective immediately. Mr. Goehring has served in various operating, corporate development, and finance roles at the Company since September 2012.  Prior to joining the Company, Mr. Goehring was an Associate at Metalmark Capital and an Investment Banking Analyst at Greenhill & Co. and Bear Stearns & Co. Mr. Goehring received his Bachelor of Business Administration from the McCombs School of Business at the University of Texas at Austin.

In connection with Mr. Tanner’s transition, Mr. Tanner will receive payment of the remainder of his annual bonus for 2018 under the Company’s 2013 Short-Term Incentive Plan, as amended and restated May 4, 2016 (the “STIP”), $112,500, at the time provided for in the STIP, but in no event later than March 15, 2019.  In addition, as of March 10, 2019, Mr. Tanner’s unvested 2018 cash award of $281,250 pursuant to a cash award agreement (“Cash Award Agreement”) under the Company’s 2013 Omnibus Incentive Plan, as amended and restated May 4, 2016 (the “LTIP”), will fully vest and the Company will pay Mr. Tanner the cash amount as provided for in the Cash Award Agreement, but in no event later than April 15, 2019.

Following the changes described above, the Company’s executive officers are Carl F. Giesler, Jr., Chief Executive Officer, Thomas Hester, Senior Vice President and Chief Financial Officer, and Kirk Goehring, Senior Vice President and Chief Operating Officer.

Executive Severance Agreements

On January 14, 2019, the Company entered into Severance Agreements with each of Mr. Hester and Mr. Goehring (the “Applicable Executives”), to be effective January 1, 2019 (the “Severance Agreements”). Unless terminated earlier in accordance with their terms, the Severance Agreements will continue for 18 months. The Severance Agreements provide that if an Applicable Executive is terminated during the initial term without Cause (as defined in the Severance Agreements) or resigns for Good Reason (as defined in the Severance Agreements), and so long as such Applicable Executive executes (and does not revoke) a release of claims in a form acceptable to the Company, the Company will pay such Applicable Executive (a) a lump sum cash payment equal to the sum of (i) his base salary and his target bonus award under the STIP for the fiscal year during which the termination date occurs and (ii) a pro rata portion of his target bonus award under the STIP for the fiscal year during which the termination occurs, based on the total number of days in the performance period that he was employed by the Company (collectively, the “Severance Payment”), and (b) if such Applicable Executive elects to receive continued coverage under a group health plan of the Company, his monthly premium cost for such medical, dental and vision benefits shall be equal to the monthly premium amount paid by similarly situated active employees of the Company for such benefits, for a period of up to 6 months following such termination (the “Health Continued Benefits”).

However, if in connection with a Change in Control (as defined in the Severance Agreements) of the Company during the initial term of the Severance Agreements, an Applicable Executive is offered and accepts employment with the third-party buyer (or an affiliate of the buyer) that provides him with a base salary, annual bonus opportunities and duties and responsibilities that are no less than his base salary, annual bonus opportunities and duties and responsibilities with the Company and its affiliates immediately prior to the Change in Control (as defined in the Severance Agreements), such Applicable Executive will not be eligible to receive the Severance Payment or the Health Continued Benefits.

The summaries of the Severance Agreements set forth under this Item 5.02 are qualified in their entirety by reference to the complete terms and conditions of the Severance Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02. Copies of the Severance Agreements are available free of charge from the Company upon request.

Second Amended and Restated Employment Agreement

On January 14, 2019, Jones Energy, LLC, a Texas limited liability company and a wholly owned subsidiary of the Company, entered into a Second Amended and Restated Employment Agreement (the “Second Restated Employment Agreement”) with Mr. Giesler, in his capacity as the Company’s Chief Executive Officer, which amended and restated the first amended and restated employment agreement entered into with Mr. Giesler on September 24, 2018 and effective July 12, 2018 (the “First Restated Employment Agreement”) in order to align Mr. Giesler’s severance arrangements with those arrangements provided to other executive officers in the Severance Agreements.

Pursuant to the Second Restated Employment Agreement, in the event Mr. Giesler’s employment is terminated (a) by the Company without Cause (as defined in the Second Restated Employment Agreement), (b) by Mr. Giesler for Good Reason (as defined in the Second Restated Employment Agreement) or (c) as a result of the Company’s non-extension of the term of his employment, in addition to the severance benefits to which Mr. Giesler was already entitled as set forth in the First Restated Employment Agreement, Mr. Giesler would also be entitled to an amount equal to one times his target bonus for the calendar year during which his termination occurs, with such amount paid in a single lump sum payment on the sixtieth (60th) day following the date of termination, subject to certain conditions (the “New Severance Payment”). Other than the addition of the New Severance Payment, the Second Restated Employment Agreement is substantially identical to the First Restated Employment Agreement.

The summary of the Second Restated Employment Agreement set forth under this Item 5.02 is qualified in its entirety by reference to the complete terms and conditions of the Second Restated Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02. A copy of the Second Restated Employment Agreement is available free of charge from the Company upon request.

Item 9.01.                                        Finance Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1	Form of Severance Agreement
10.2	Second Amended and Restated Employment Agreement, dated January 14, 2019 and effective December 12, 2018, between Jones Energy, LLC and Carl F. Giesler, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: January 14, 2019	By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer

[Signature Page to Current Report on Form 8-K]